UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 13, 2024

(Date of earliest event reported)

ANAPTYSBIO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37985	20-3828755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle, Suite 210,

San Diego, CA 92121

(Address of Principal Executive Offices, and Zip Code)

(858) 362-6295

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ANAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 13, 2024, AnaptysBio, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with TD Securities (USA) LLC and Leerink Partners LLC, as representatives to the several underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 2,750,498 shares of its common stock, par value $0.001 per share (the “Shares”), to the Underwriters (the “Offering”). The Shares will be sold at an offering price of $36.50 per share.

The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made pursuant to the shelf registration statement on Form S-3 (File No. 333-261953) that was filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 30, 2021 and declared effective by the SEC on January 11, 2022, and a related prospectus supplement filed with the SEC on August 14, 2024 pursuant to Rule 424(b) under the Securities Act.

The Company estimates that the gross proceeds from the Offering will be approximately $100 million, before deducting underwriting discounts and commissions and estimated Offering expenses. The Company intends to use the net proceeds of the Offering primarily for general corporate purposes, which may include funding Phase III readiness of ANB032 and rosnilimab, working capital and general corporate purposes. The Company expects the Offering to close on August 15, 2024, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and the foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference. A copy of the opinion of Fenwick & West LLP, relating to the validity of the Shares in connection with the Offering, is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title or Description

1.1	Underwriting Agreement dated August 13, 2024

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the expected gross proceeds of the Offering, the anticipated use of net proceeds of the Offering, and the satisfaction of customary closing conditions related to the Offering, are forward-looking statements. that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the Offering, the Company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the Company’s ability to fund development activities and achieve development goals, the Company’s ability to protect intellectual property and other risks and uncertainties described under the heading “Risk Factors” in documents the Company files from time to time with the SEC. These forward-looking statements speak only as of the date of this report, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAPTYSBIO, INC.

Date: August 14, 2024	By:	/s/ Eric Loumeau
Name: Eric Loumeau
Title: Chief Legal Officer